Sub-Item 77Q1(f)
Exhibit to Form N-SAR
Filed in Response to N-SAR Item 77K
Reg S-K Item 304(a)(3) Requirement

August 24, 2011

Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Gentlemen:

We have read Item 77K of Form N-SAR(A), of Dividend and Income Fund, Inc. and are in agreement with the statements contained therein.

Yours very truly,